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                  LICENSING AND CONSULTING AGREEMENT

          THIS LICENSING AND CONSULTING AGREEMENT (THE "Supercrete Agreement") made the 24th day of June, 1994.

B E T W E E N:      RESEARCH SERVICES CORPORATION, a corporation duly
                    incorporated under the laws of the State of Texas, United States of America
                    Hereinafter, called "RSC"
                         PARTY OF THE FIRST PARTY

- - - and -             SUNCASTLE INVESTMENTS LIMITED, a corporation duly
                    incorporated under the laws of the Turks and Caicos Islands, British West Indies
                    Hereinafter, called "POLIX"
                         PARTY OF THE SECOND PART

- - - and -             ORLANDO A. BATTISTA, a resident of the State of
                    Texas, United States of America
                    Hereinafter called "Battista"
                         PARTY OF THE THIRD PART

          WHEREAS RSC and/or Battista have pioneered new concrete products, in particular superconcrete admixtures capable of escalating compressive strengths and bulk properties of regular concretes (referred to by same and hereinafter referred to as the "Fastcrete Superconcrete");

          AND WHEREAS RSC and Battista have extensive knowledge and experience in the field of superconcrete chemistry and have expertise in, and possess valuable technical information concerning, superconcrete admixtures and bulk concrete products;

          AND WHEREAS by Licensing and Consulting Agreements with RSC and Battista dated as of this date, Polix has acquired the rights and a license to processes whereby microcrystals can be recovered from long chain polymers (said microcrystals being therein referred to as "MCPs" and the rights and a license to technology for making synthetic ivory, a synthetic polymer marble, forms of structural carbon and graphite and theories for making diamonds from polymer microcrystals (all of which are therein referred to collectively as the "ICG Technology");

          AND WHEREAS in addition to acquiring the rights and a license for MCPs and the ICG Technology, Polix is desirous of acquiring all of the rights, expertise, knowledge and a license to the technical information and processes of RSC and Battista with respect to the Fastcrete Supercrete on a continuing basis, together with the consulting services of RSC and Battista, and they are agreeable to granting and licensing same subject specifically to the terms and provisions hereinafter contained.




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          NOW THEREFORE WITNESSETH that in consideration of the
premises, the terms and provisions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, they agree each with the others as follows:

                      ARTICLE I - INTERPRETATION

          1.1 The Headings of the Articles of this Agreement are inserted for convenience of reference only, and shall not affect the meaning or construction hereof.

          1.2 This Agreement shall be construed and interpreted in accordance with the Laws of the State of Texas, Untied States of America.

          1.3 If any provision contained herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein, and each such provision is deemed to be separate and distinct.

          1.4 This Agreement constitutes the entire agreement between the Parties hereto, pertaining to the licensing and consulting arrangement as between them, and there are not, and shall not be, any oral statements, representations, warranties, undertakings or agreements between the Parties, and this Agreement may not amended or modified in any respect except by written instrument signed by all of the Parties hereto. Provided that this Agreement and the terms and provisions herein contained, may be waived, altered, modified or amended on the consent of all of the Parties hereto, provided that no waiver, alteration, modification or amendment of any of the terms or provisions shall be binding unless the same be in writing, signed by all of the Parties hereto.

          1.5 Where used in this Agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings respectively:

               (i) Effective Date - shall be the date on which the grant and license to Polix commences, which shall be the date of this Agreement;

               (ii) Gross Sales - shall include all amounts invoiced for Supercrete Product (as hereinafter defined) by Polix, its affiliates, subsidiaries or sub-licensees for which payment has been received, less any allowances for returns, discounts, handling and shipping costs and any taxes applicable thereto;

               (iii)     Supercrete Technology - shall be
     inclusive of all technology, theories, data, records, processes and other information which are the property of RSC and/or Battista related to making any admixtures,

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     products and/or materials capable of escalating compressive strengths and bulk properties of regular concretes, and/or in any other manner enhancing or improving any characteristics or properties of cement or concrete;

               (iv) Patents - shall mean any patents issued and/or filed, and any patent applications using both the United States of America and foreign patent properties, as they relate to the Technical Information, Processes or Supercrete Product all as hereinafter defined and shall be inclusive of any and all Trade Marks and Trade Names related to Technical Information and Processes whether registered or unregistered. For the purpose of this Agreement, all of same in existence or in effect as of the Effective Date of this Agreement are as listed in Schedule "A" hereto;

               (v)  Processes - shall include any and all
     technology conceived and/or developed by RSC and/or
     Battista utilizing the Technical Information (as hereinafter defined) and/or the Supercrete Technology for the development, manufacture and production of all types of Supercrete Products as hereinafter defined;

               (vi) Supercrete Product - shall mean any proprietary material produced by Polix, its affiliates, subsidiaries or sub-licensees during the term of this Agreement utilizing the Technical Information and/or implementing the Processes as they relate specifically to the Supercrete Technology;

               (vii) Technical Information - shall include any and all expertise, knowledge, research and development information, specifications, technology and methods conceived, developed and/or owned by RSC and/or Battista, or in the possession of same, as the same relates to the Supercrete Technology and its use and application in the development and/or manufacture and production of Supercrete Product and other products incorporating same, together with any Patents related thereto.

          1.6 This Agreement, the terms and provisions herein contained and all of the rights and obligations herein created and provided for shall be binding upon and enure to the benefit of each of the Parties hereto together with their respective heirs, executors, administrator, successors and assigns. Without limiting the generality of the foregoing, such shall be inclusive of any royalty and consulting fee payments to RSC and Battista, whether or not Battista is able to perform personally.

          1.7 Words incorporating the singular number only shall include the plural, and vice verse, and words incorporating the use of any gender shall include all genders.


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                       ARTICLE II - EXCLUSIVITY

          2.1 RSC and Battista by the execution of this Agreement hereby warrant and represent that none of the rights hereby granted and licensed to Polix are subject to any agreement or arrangement whether written or unwritten, with any other party, or under any law, which would in any manner limit, restrict or effect the rights and entitlement hereby granted and licensed to Polix.

                   ARTICLE III - GRANT AND LICENSE

          3.1 RSC and Battista warrant and represent that they have jointly, or severally in their individual capacities, conceived and developed the Technical Information and Processes, and that thee are the sole and exclusive owners thereof.

          3.2 Without limiting the generality of sub-paragraph 3.1, RSC and Battista further warrant and represent that they have developed or acquired, and own theories and processes for making
Supercrete Product, all of which shall be deemed to be and be components or Supercrete Technology.

          3.3 RSC and Battista jointly and severally grant to Polix, the exclusive right and license to use the Technical Information worldwide, and in so doing to utilize the Processes and manufacture and produce the Supercrete Product without contest or interference from any other party. Such grant shall be inclusive of any and all Patents related thereto, which for the purpose of clarification shall also include Trade Marks and Trade Names, whether registered or unregistered.

          3.4 Such right and license shall, subject to earlier termination as hereinafter specifically provided for, be granted for the life of any Patents plus 21 years, or for so long as a Supercrete Product is sold by Polix, or any of its sub-licensees, anywhere in the world whether or not covered by any Patent.

          3.5 It is expressly understood and agreed that any Patents issued to RSC and/or Battista, or which are the property of either of them, and any laboratory or documented records, trade secretes and legally witnessed notebook records or other information related to the Supercrete Technology in existence prior to the Effective Date shall be the exclusive property of Polix, provide however, that all patents, records, trade secretes and other data not related to the Supercrete Technology as above shall be and remain the exclusive property of RSC and/or Battista.

          3.6 Any and all new developments, innovations, modification or improvements to the Technical Information as conceived and/or implemented by either of RSC and/or Battista, or Polix after the Effective Date, shall be and remain the property or Polix, provided that in the event any application is made to patent some or all of the same in any jurisdiction, Polix shall pay and satisfy any cost related thereto.

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          3.7  RSC and Battista hereby undertake, covenant and agree that upon the execution of this Agreement, they shall fully divulge and deliver to Polix any and all Technical Information and Processes related thereto, and further that in the event of any innovation, modification or improvement to the Technical Information and/or Processes, or any new development with respect thereto, they shall forthwith disclose and provide full particulars thereof to Polix. Provided that in the vent, Polix is determined to be in default under this Agreement, then and in that event all of the same shall revert to RSC and/or Battista.

          3.8 Provided it complies with the provisions hereinafter contained respecting confidentiality, and is not otherwise in default under this Agreement, Polix shall be entitled and empowered to grant sub-licenses of its rights under this Agreement to any other party or parties ad the same relate to the Processes respecting the manufacture and production of the Supercrete Product, and the Supercrete Product. In such event, the sublicensee shall be provided with a copy of this Agreement, and shall enter an Indenture in writing with Polix whereby such sub-licensee shall undertake, covenant and agree to be bound by all of the terms and provisions herein contained as applicable thereto.

          3.9 The Parties hereto undertake, covenant and agree to cooperate each with the other in applying for and obtaining any Patents as deemed necessary or advisable with respect to the Technical Information and Processes, or any developments, innovations, improvements or modifications thereto, both with the United States of America or any other jurisdiction, provided that Polix as the owner thereof, shall be responsible for all expenses in filing and obtaining such Patents, and any maintenance cots with respect to those which are or become its property.

          3.10 Polix may institute and take action with respect to the infringement of any Patents, which shall be inclusive of Trade Marks and Trade Names, such to be at its cost and expense, provided that as applicable, RSC and/or Battista will fully cooperate and assist Polix with respect thereto.

     ARTICLE IV - LICENSE FEE, ROYALTIES AND OTHER CONSIDERATION

          4.1 Polix shall pay to RSC and Battista, or as so directed by same, during the term of this Agreement, a royalty fee equal to 2% of all of its Gross Sales, which shall be inclusive of those of Polix as well as any and all of its sub-licensees.

          4.2 Such royalty fee shall be payable quarter yearly, within 30 days after the end of each quarter of each calendar year during the term of this Agreement, the first of such payments to commence on the first quarter yearly date following the date of this Agreement.




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          4.3  Such royalty payments shall be made in U.S. dollars,
provided that if the Gross Sales are in other than U.S. currency, the U.S. dollar equivalent shall be determined fro the exchange rate prevailing as of the date of payment.

          4.4 Polix shall be fully responsible, both for itself and any and all sub-licensees, to assure complete and detailed records are retained which reflect any and all sales of Supercrete Product, and itemize all Gross Sales including any deductions therefrom. Such records shall be available for inspection by RSC and/or Battista, or their duly authorized agent at all reasonable times.

          4.5 Polix shall provide and deliver to RSC and Battista with each royalty payment, and in substantiation thereof, a detailed summary of all Gross Sales of both itself and any and all sub-licensees.

          4.6 Polix further undertakes, covenants and agrees that immediately following the execution of this Agreement by all of the Parties hereto, or as soon as the same are authorized for issuance, whichever shall be the sooner, it shall cause to be issued and delivered to Battista. It shall be caused to be issued and delivered to Battista a certificate or certificates for 500,000 of the Common Shares of the Public Corporation (as * the Public Corporation is capitalized on August 31, 1994), intended to be acquired and/or incorporated, and to which the North American rights and license of Polix as herein provided for are to be licensed.

          * To the extent Polix is able to arrange it, the said 500,000 Shares to be transferred to Battista shall be free trading shares, provided in any case Battista shall not sell, without the prior written consent of Polix, any of the said shares before January 2, 1995, and after this date not more than 1,000 shares per day or more than 10,000 share in any one month.

                  ARTICLE V - CONSULTING ARRANGEMENT

          5.1 RSC and Battista hereby undertake, covenant and agree that they, or either of them as necessary, shall serve and act as consultants to Polix and/or any of its sub-licensees if and as reasonably required by same, in advising and/or assisting Polix, and any sub-licensee with respect to any and all matters related to the Technical Information and Processes necessary to manufacture and produce the Supercrete Product. Without limiting the generality of the foregoing, such shall include assistance in the establishment of facilities for the manufacture and production of the Supercrete Product, and the application and use of the Technical Information and Processes with respect thereto.







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          5.2  RSC and Battista shall serve in such capacity as
consultants for a period of three (3) years from the date of this Agreement. Provided that should Battista retain good health and remain competent to act as a consultant, Polix may at its sole and exclusive option renew such consulting services on a year by year basis at the same remuneration as provided for in sub-paragraph 5.3.

          5.3 In consideration for their services as consultants, RSC and Battista, or as they may in writing direct, shall be paid the sum of $5,000 U.S. per month, commencing on the last day of the month immediately following the month of the Effective Date.

          5.4 Provided Polix may cancel the consulting arrangement if RSC and Battista at any time on six (6) months written notice delivered to RSC and Battista together with payment of an amount equal to the consulting fee for the said six (6) month period payable in advance.

          5.5 Provided Polix approves of same prior to being incurred, it shall reimburse RSC and/or Battista for any reasonable travel or out-of-pocket expenses related to the performance of such consulting services.

          5.6 In the event Polix requests RSC and/or Battista to undertake specific research and development programs which include laboratory time, it shall pay to same the sum of $1,500 U.S. per day for each fully day of such laboratory time, which amount shall be inclusive of the sue of the laboratory and all personnel involved in such research and development thereat. In such event, Polix shall provide, and satisfy, the direct cost of any chemicals or special equipment necessary for such purpose.

          5.7 On the basis the consulting services are dependent on the personal competence, availability and involvement of Battista, in the event of his death, or that he should become physically or mentally incapacitated whereby he is unable to perform such service, then any obligation by Polix for payment of the consulting fee as provided for in sub-paragraph 5.3 shall cease on the last day of the month immediately following the month of his death or that in which he becomes incapacitated.

                     ARTICLE VI - CONFIDENTIALITY

          6.1 It is expressly understood and agreed by each of the Parties hereto that all of the Technical Information and Processes, as well as, their use and application, saving such as may be in the public domain, is of a highly proprietary and confidential nature, and that disclosure to any other party could cause, or result in, considerable damage and loss.

          6.2 Each of the Parties hereto undertakes, covenants and agrees to retain any and all of the Technical Information and Processes, as well as, information relating to their use and application, in the strictest confidence, and saving as necessary to
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manufacture, product, market or sell the Supercrete Product, or apply for and obtain patents or governmental approvals, not to disclose or divulge to any other party, any information with respect thereto.

          6.3 In the event Polix should grant any sub-licenses of its rights and entitlement hereunder to any third party, it shall not provide any particulars or information respecting the Technical Information, saving that as necessary to apply the Processes in the manufacture and production of the Supercrete Product.

          6.4 Each of the Parties hereto shall take all reasonable steps and effect all necessary procedures to minimize the disclosure of the Technical Information and Processes, and in so doing shall ensure that any and all of their employees, or any other parties involved in the utilization thereof, enter confidentiality agreements with respect thereto.

          6.5 Any and all documentation or other material related to or incorporating the Technical Information and Processes shall at all times be held and retained by each of the Parties hereto in a secure place of safekeeping.

          6.6 Any and all information respecting the business operation Polix, or any of it sub-licensees, which shall come to the knowledge of RSC and/or Battista, shall be treated as strictly confidential, and not be divulged or revealed by either of same to any other party.

                        ARTICLE VII - VESTING

          7.1 In the event of default of any payment by Polix as herein provided for RSC and/or Battista may forthwith provide Polix with notice thereof in writing. Provided that if Polix does not satisfy any payment within 60 days after the date of receipt of any such notice, then and in that event this Agreement and the right and entitlement hereby granted and licensed shall be deemed to be terminated, in which event Polix shall forthwith return and deliver to RSC and/or Battista any and all of the Technical Information which shall revert to and vest in same.

          7.2 In the event of the death of Battista during the term of this Agreement, then and in that event, the Technical Information saving and excepting articles and memorabilia which are indisputably personal effects of Battista, shall become the property of and vest in Polix, such being expressly subject to its continuing to preform under the terms of this Agreement, in particular with respect to the accountability for and payment of the royalty fee as provided for in sub-paragraphs 4.2 and 4.5 herein.







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                        ARTICLE VIII - NOTICE

          8.1 Any notice required or permitted under the terms of this Agreement, shall be deemed to have been effectively given by either fax transmission or forwarding the same by pre-paid courier, in the case of RSC and Battista c/o Dr. O.A. Battista, Research Services Corporation, 3863 S.W. Loop 820, Suite 100, Fort Worth, Texas 76133-2063 - FAX (817) 924-2893 - Telephone (817) 292-4272; and
in the case of Polix to its Canadian Counsel, Rayner, White, Mills, Grant (Attention: G. Colin Rayner) Suite 210 - 3600 Billings Court, Burlington, Ontario L7N 3N6 - FAX (905) 632-4520 - Telephone (905) 632-8123; or such other address and/or fax number as either of the Parties may be notice in writing to the other so designate.

          8.2 Such notice shall be effective as of the time and date of delivery on a Party.

                       ARTICLE IX - ARBITRATION

          9.1 In the event of any question, disagreement or dispute between RSC and/or Battista on the one part and Polix on the other part, either related to the interpretation of this Agreement, any matter as referred to herein or their relationship with each other, which cannot be mutually resolved as between them, then and in that event the matter shall be resolved by arbitration proceedings.

          9.2 Such arbitration proceedings shall be conducted at a location as close in proximity as possible to a point equal distance between the Province of Ontario, Dominion of Canada and the State of Texas, United States of America.

          9.3 It is expressly understood and agreed that any matter requiring legal interpretation shall be interpreted in accordance with the Laws of the State of Texas, United States of America, and nay matter which relates to a factual situation shall be based on those facts which are deemed to be and are of relevance.

          9.4 Each of RSC and/or Battista as one Party, and Polix as the other Party, shall select one party to represent it or him as arbitrator, each of the parties so selected as arbitrator to select as between them one other party independent therefrom, the three parties so selected to be arbitrator or who shall be apprised of all facts and matters in issue as between the Parties hereto. The disagreement shall be resolved by a majority decision of the three arbitrators, which decision shall be final and binding on the Parties hereto. Provided that should either of the said Parties be unwilling or unable to select one party to represent it or him, or should the two parties selected by the said Parties be unable to mutually select one more, or should the three parties so selected be unable to reach a decision, then the matter shall be resolved pursuant to the provisions of the Uniform Commercial Code of the United States of America.



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          IN WITNESS WHEREOF the Research Services Corporation has
executed this Agreement as evidenced by the signatures of the duly authorized signing Officers who have authority to bind the Corporation.

                    RESEARCH SERVICES CORPORATION

                    BY: /s/ O.A. Battista, Chairman and President

          IN WITNESS WHEREOF Suncastle Investments Limited has entered this agreement through its Directors duly authorized in that regard.

                    SUNCASTLE INVESTMENTS LIMITED

                    BY: IMM MANAGEMENT LTD. DIRECTOR

                    Per:

                    BY: AINCORP LTD. DIRECTOR

                    Per:

          IN WITNESS WHEREOF Orlando A. Battista has set his hand and seal.

SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )    /s/ ORLANDO A. BATTISTA
Mary Kricfalusi